Exhibit 10.46

EXECUTION COPY

RIGHT OF CONTRIBUTION AGREEMENT dated as of November 11, 2013, among ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”) and Extended Stay America, Inc., a Delaware corporation (the “Company”).

Reference is made to the Loan Agreement dated as of November 30, 2012, by and among ESA P Portfolio L.L.C., ESA P Portfolio MD Borrower L.L.C., ESA Canada Properties Borrower L.L.C., ESH/TN Properties L.L.C., ESA P Portfolio MD Trust, ESA Canada Administrator L.L.C., ESA Canada Properties Trust (each a subsidiary of ESH REIT), ESA P Portfolio Operating Lessee LLC (f/k/a ESA P Portfolio Operating Lessee Inc.), ESA Canada Operating Lessee ULC (f/k/a ESA Canada Operating Lessee Inc.), New ESA P Portfolio Operating Lessee LLC and New ESA Canada Operating Lessee LLC, and JPMorgan Chase Bank, National Association, German American Capital Corporation, Citigroup Global Markets Realty Corp., Bank of America, N.A., and Goldman Sachs Mortgage Company (together the “Lenders”) (the “Mortgage Loan Agreement”); the Mezzanine A Loan Agreement dated as of November 30, 2012, by and among ESH Mezzanine A LLC, ESH Mezzanine A-2 LLC, ESH Canada Mezzanine A LLC and ESH Canada Mezzanine A-2 LLC, and the Lenders (the “Mezzanine A Loan Agreement”); the Mezzanine B Loan Agreement dated as of November 30, 2012, by and among ESH Mezzanine B LLC, ESH Mezzanine B-2 LLC, ESH Canada Mezzanine B LLC and ESH Canada Mezzanine B-2 LLC, and the Lenders (the “Mezzanine B Loan Agreement”); the Mezzanine C Loan Agreement dated as of November 30, 2012, by and among ESH Mezzanine C LLC, ESH Mezzanine C-2 LLC, ESH Canada Mezzanine C LLC and ESH Canada Mezzanine C-2 LLC, and the Lenders (the “Mezzanine C Loan Agreement,” and together with the Mezzanine A Loan Agreement and Mezzanine B Loan Agreement, the “Mezzanine Loans Agreements”); the Domestic Cash Management Agreement dated as of November 30, 2012, by and among ESA P Portfolio L.L.C., ESA P Portfolio MD Borrower L.L.C., ESH/TN Properties L.L.C., ESA P Portfolio MD Trust, ESA P Portfolio Operating Lessee LLC (f/k/a ESA P Portfolio Operating Lessee Inc.), New ESA P Portfolio Operating Lessee LLC, ESH Mezzanine A LLC, ESH Mezzanine A-2 LLC, ESH Mezzanine B LLC, ESH Mezzanine B-2 LLC, ESH Mezzanine C LLC, ESH Mezzanine C-2 LLC, HVM L.L.C. as manager, the Lenders and Wells Fargo, N.A. as agent (the “Domestic Cash Management Agreement”); the Canadian Cash Management Agreement dated as of November 30, 2013, by and among ESA Canada Properties Borrower L.L.C., ESA Canada Administrator LLC, ESA Canada Properties Trust, ESA Canada Operating Lessee ULC (f/k/a ESA Canada Operating Lessee Inc.), ESH Canada Mezzanine A LLC, ESH Canada Mezzanine A-2 LLC, ESH Canada Mezzanine B LLC, ESH Canada Mezzanine B-2 LLC, ESH Canada Mezzanine C LLC, ESH Canada Mezzanine C-2 LLC,, HVM L.L.C. as manager, the Lenders and Wells Fargo, N.A. as agent (the “Canadian Cash Management Agreement,” together with the Domestic Cash Management Agreement, the “Cash Management Agreements”); the Lease Agreement dated as of October 8, 2010, as amended April 9, 2012, November 30, 2012, December 13, 2012 and April 15, 2013 and as of the date hereof, by and among ESA P Portfolio L.L.C., ESA P Portfolio MD Trust, ESH/TN Properties L.L.C. and ESA P Portfolio Lessee LLC (f/k/a ESA P Portfolio Operating Lessee Inc., “P Portfolio Operating Lessee”) (the “P Portfolio Operating Lease”); and the Lease Agreement dated as of October 8, 2010, as amended November 30, 2012 and as of the date hereof, by and among ESA Canada Administrator L.L.C., ESA Canada Properties Trust and ESA Canada Operating Lessee ULC (f/k/a ESA Canada Operating Lessee Inc., “Canadian Operating Lessee,” together with P Portfolio Operating Lessee, the “Operating Lessees”) (the “Canadian Operating Lease,” together with the P Portfolio Operating Lease, the “Operating Leases”). All defined terms used herein have the meaning set forth in the Mortgage Loan Agreement unless otherwise defined herein.

WHEREAS, the Lenders have agreed to extend credit to ESH REIT and its subsidiaries pursuant to, and upon the terms and subject to the conditions set forth in, the Mortgage Loan Agreement and the Mezzanine Loan Agreements. Section 2.6 of the Mortgage Loan Agreement and the Cash Management Agreements provide for the establishment of Cash Management Accounts into which all gross revenues generated in the business conducted by ESH REIT and the Company and their respective subsidiaries flow.

WHEREAS, on each Payment Date (the first of the month, subject to the preceding business day convention), all funds in the Cash Management Accounts are applied by the Lenders according to the waterfall set forth in Section 2.6 of the Mortgage Loan Agreement.

WHEREAS, after satisfaction of the priorities set forth in the waterfall, assuming no Cash Trap Event has occurred and no Cash Trap Event Period is ongoing, ESH REIT and its subsidiaries are required to give monthly instructions to the servicer to disburse the excess funds in the Cash Management Accounts into 2 separate accounts as follows: (A) to an account of Extended Stay LLC (a subsidiary of ESH REIT) an amount equal to the (i) the fixed rent payment under the Operating Leases for the month in which the Payment Date occurs, plus (ii) the percentage rent payment under the Operating Leases for the calendar month occurring 2 months prior to the month in which the Payment Date occurs, less (iii) all amounts paid out pursuant to the waterfall which are used to pay items that are not the responsibility of the Operating Lessees under the Operating Leases; and (B) to an account of the Company an amount equal to all remaining excess funds.

WHEREAS, the parties affirm and acknowledge that amounts to be disbursed to ESA P Portfolio Operating Lessee LLC pursuant to the preceding sentence are funds of the Company and its subsidiaries.

WHEREAS, in the event that a Cash Trap Event has occurred and a Cash Trap Event Period is ongoing, no cash will be disbursed from the Cash Management Accounts to the accounts of Extended Stay LLC or ESA P Portfolio Operating Lessee LLC.

Accordingly, the ESH REIT and the Company agree as follows:

SECTION 1. Right of Contribution and Subrogation. In addition to all such rights of indemnity and subrogation as the Company may have under applicable law (but subject to Section 3), ESH REIT agrees that in the event that funds of the Company or its subsidiaries are needed and paid to service ESH REIT and its subsidiaries’ obligations under the Mortgage Loan Agreement and Mezzanine Loan Agreements, ESH REIT shall reimburse and indemnify the Company for the full amount of such payment (with interest, as determined under Section 2) and the Company shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment. ESH REIT’s obligation to reimburse and indemnify the Company and the Company’s right to be reimbursed and indemnified under this Agreement are intended to create a debtor-creditor relationship in which ESH REIT owes the Company any and all amounts of funds of the Company or its subsidiaries that are used (pursuant to the waterfall) to service ESH REIT’s and its subsidiaries’ obligations under the Mortgage Loan Agreement and Mezzanine Loan Agreements that are not the responsibility of the Operating Lessees under the Operating Leases.

SECTION 2. Interest. Interest shall accrue on ESH REIT reimbursement obligation under Section 1 at the relevant applicable federal rate as determined under Section 1274(d) of the Internal Revenue Code of 1985, as amended.

SECTION 3. Option to Satisfy Reimbursement Obligation in Shares. In lieu of receiving cash payment from ESH REIT of amounts due under Section 1 and Section 2, the Company may elect, at its option, to receive payment in the form of shares of Class A common stock of ESH REIT of an equivalent value.

SECTION 4. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Company under Sections 1 and 2 and all other rights of reimbursement, indemnity or subrogation under applicable law or otherwise shall be fully subordinated to the rights of the Lenders under the Mortgage and Mezzanine Loan Agreements.

SECTION 5. Continuing Right of Contribution; Reinstatement; Release. (a) This Agreement shall survive and remain in full force and effect until all amounts payable under this Agreement have been indefeasibly paid in full in cash, or in shares of Class A common stock of ESH REIT of an equivalent value if the Company so elects under Section 3.

(b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment is rescinded or must otherwise be returned by the Lenders upon the insolvency, bankruptcy or reorganization of the borrowers under the Mortgage Loan Agreement or Mezzanine Loan Agreements or otherwise, all as though such payment had not been made.

SECTION 6. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set for below:

ESH REIT:

c/o ESA Management, LLC

11525 North Community House Road

Charlotte, North Carolina 28277

Attention: Chief Legal Officer

Facsimile No.: (980) 335-3089

Attention: Chief Financial Officer

Facsimile No.: (980) 345-2090

with a copy to:

Centerbridge Partners, L.P.

375 Park Avenue

New York, New York 10152

Attention: William D. Rahm

Facsimile No.: (212) 672-5001

Attention: General Counsel and Scott Hopson

Facsimile No.: (212) 672-4501 and (212) 672-4526

and a copy to:	Paulson & Co. Inc. 1251 Avenue of the Americas, 50th Floor New York, New York 10020 Attention: Michael Barr Facsimile No.: (212) 351-5892 Attention: General Counsel Facsimile No.: (212) 977-9505

and a copy to:	The Blackstone Group 345 Park Avenue New York, New York 10154 Attention: A.J. Agarwal Facsimile No.: (212) 583-5725
Attention: General Counsel Facsimile No.: (646) 253-8983 Attention: William J. Stein Facsimile No.: (212) 583-5726

Company:

c/o ESA Management, LLC

11525 North Community House Road

Charlotte, North Carolina 28277

Attention: Chief Legal Officer

Facsimile No.: (980) 335-3089

Attention: Chief Financial Officer

Facsimile No.: (980) 345-2090

with a copy to:

Centerbridge Partners, L.P.

375 Park Avenue

New York, New York 10152

Attention: William D. Rahm

Facsimile No.: (212) 672-5001

Attention: General Counsel and Scott Hopson

Facsimile No.: (212) 672-4501 and (212) 672-4526

and a copy to:	Paulson & Co. Inc. 1251 Avenue of the Americas, 50th Floor New York, New York 10020 Attention: Michael Barr Facsimile No.: (212) 351-5892 Attention: General Counsel Facsimile No.: (212) 977-9505

and a copy to:

The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: A.J. Agarwal

Facsimile No.: (212) 583-5725

Attention: General Counsel

Facsimile No.: (646) 253-8983

Attention: William J. Stein

Facsimile No.: (212) 583-5726

SECTION 7. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

SECTION 8. No Waiver; Remedies Cumulative. No failure or delay on the part of the Company in exercising any right, power or privilege hereunder and no course of dealing between the Company and ESH REIT shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have at law or otherwise. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party to any other or further action in any circumstances without notice or demand.

SECTION 9. Amendments, Waivers and Consents. This Agreement and the terms hereof may only be amended, modified or waived upon the written agreement of ESH REIT and the Company.

SECTION 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

SECTION 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 12. Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, ESH REIT and the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Nothing herein shall affect the right of the Lenders to serve process in any manner permitted by law or to commence legal proceedings or to otherwise proceed in any other jurisdiction.

(c) ESH REIT hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

(d) TO THE EXTENT PERMITTED BY LAW, ESH REIT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable with respect to ESH REIT, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions as to ESH REIT. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 14. Entirety. This Agreement, the Mortgage Loan Agreement, the Mezzanine Loan Agreements, the Cash Management Agreements and the Operating Leases represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment letters or correspondence) relating to such subject matters. Nothing in this Agreement, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Creditors) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 15. Binding Effect; Termination. This Agreement shall become effective when it shall have been executed by ESH REIT and the Company and thereafter this Agreement shall be binding upon and inure to the benefit of the Company and its respective permitted successors and assigns.

SECTION 16. Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Mortgage Loan Agreement, on the other hand, the Mortgage Loan Agreement shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart to this Agreement to be duly executed and delivered as of the date first above written.

ESH Hospitality, Inc.

By:	/s/ William D. Rahm
Name:	William D. Rahm
Title:	Vice President & Secretary

Extended Stay America, Inc.

By:
Name:	Chris Daniello
Title:	Vice President & Secretary

[Signature Page to Right of Contribution Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart to this Agreement to be duly executed and delivered as of the date first above written.

ESH Hospitality, Inc.

By:
Name:	William D. Rahm
Title:	Vice President & Secretary

Extended Stay America, Inc.

By:	/s/ Chris Daniello
Name:	Chris Daniello
Title:	Vice President & Secretary

[Signature Page to Right of Contribution Agreement]